Trian Fund Management, L.P.

Discussion Materials Regarding H.J. Heinz Company

June 2006

Table of Contents

Section

1	Introduction to Trian

2	The Trian Action Plan

3	Lack of Accountability at Heinz

Appendices

A	History of Past Restructuring Plans

Trian Contact Information:
Ed Garden	egarden@triarc.com
Josh Frank	jfrank@triarc.com
Informational Website Regarding Heinz:	www.enhanceheinz.com

Section 1

Introduction to Trian

Introduction to Trian

Trian Fund Management, L.P. is an investment management firm whose principals are Nelson Peltz, Peter May and Edward Garden.

■ Trian’s principals and investment team have deep operational experience in building consumer products and food and beverage businesses

■

Trian is focused on taking significant minority positions in undervalued and underperforming public companies in need of “operational activism” (strategic redirection, improved operational execution, more efficient capital allocation and stronger management focus)

■

As members of the Heinz Board, Trian’s director nominees will seek to foster an open-minded, deliberative process and will represent all shareholders in an effort to effect positive change and achieve meaningful shareholder returns

1

Introduction to Trian (cont.)

Trian’s principals have a proven track record of successful value creation through hands-on relationships with management.

■	Actions/Value Added:

	•	Trian acquired a 5.5% stake in Wendy’s and outlined a strategic plan entitled “A Recipe for Successful Value Creation” in December 2005

	•	Comprehensive plan aimed at significantly reducing costs, increasing focus on the core brands and businesses and divesting non-core assets

■	Results to Date:

	•	Wendy’s placed three representatives proposed by Trian on its Board of Directors in March 2006; the new directors have been working with management and existing Board members to effect positive change

	•	The company has since embraced and has been executing many of the plans and strategies outlined by Trian

2

Introduction to Trian (cont.)

Trian’s principals have a proven track record of successful value creation through hands-on relationships with management.

■	Actions/Value Added:

	•	Acquired Snapple from Quaker Oats in May 1997

	•	Executed significant operational turnaround through successful product introductions, exciting branding and innovative consumer marketing

	•	Reversed several years of dramatic volume declines and consistently grew top-line and bottom-line

	•	Eliminated unnecessary bureaucracy and bloated corporate structure; created lean, streamlined organization embodied by a fast-moving, entrepreneurial culture
■	End Result:
	•	Purchased Snapple for $300 million

	•	Sold beverage group for an enterprise value of approximately $1.5 billion in October 2000

■	“Snapple responded almost immediately to Triarc’s management. Sales, which had been declining 20% a year, turned flat within three months of Triarc’s purchase…”*– Harvard Business Review, January 2002

■

“Snapple was sold to Triarc and put under the management team led by Mike Weinstein [one of Trian’s Heinz director nominees]. They have revitalized the brand by strengthening the distribution agreements, introducing new products and packaging, and returning the marketing approach that has been vital to the success of the brand.” – Julian Hardwick, ABN Amro, September 25, 2000

* Sales grew consistently thereafter.

3

Introduction to Trian (cont.)

Trian’s principals have a proven track record of successful value creation through hands-on relationships with management.

■	Actions/Value Added:

	•	Acquired interest in Triangle Industries in 1983 with the goal of making Triangle a major industrial force

	•	Acquired National Can (1985, $420 million) and American Can (1986, $600 million)

	•	Became the world’s largest packaging company and a Fortune 100 company

	•	Created significant value by growing sales organically and through acquisitions, keeping overhead lean and properly incentivizing and working closely with management to grow the top-line

■	End Result:

	•	Interest in Triangle Industries acquired for approximately $72 million

	•	Triangle was sold for an enterprise value of approximately $4.2 billion

■

“Peltz and May are, in short, what the U.S. needs more of: entrepreneurs with long-term vision. By force of example, they are demonstrating that what industrial America may need most is a vigorous application of aggressive lean management highlighted by a willingness to invest, a commitment to basic markets, and a determination to make products that customers find worth buying. These are straightforward, traditional precepts that much more of the country’s industry should start to relearn.” – Business Week, September 15, 1986

4

Introduction to Trian (cont.)

As the second largest shareholder of Heinz, we have a deep desire to see management and the Company succeed over the long term.

■	We are incentivized

	•	The Trian Group has approximately $750 million invested in Heinz shares

■	We are the second largest shareholder of the Company

	•	The Trian Group owns approximately fifteen times as many shares of common stock as all of the senior management team and directors combined

■

We believe the Board of Directors and all shareholders of Heinz will benefit from our entrepreneurial approach, fresh perspectives, deep operational experience and commitment to holding management accountable for delivering results and increasing value

•

Our goal is to establish a minority Board presence, nominated and elected by shareholders, that will foster an open-minded and deliberative process to help re-establish Heinz as a leading branded consumer products company

	•	We are not seeking control of the Board and are not suggesting that the Company move from Pittsburgh

5

Section 2

The Trian Action Plan

The Trian Action Plan

We invested in Heinz because we believe in the Company’s premier portfolio of brands.

■	The brands are valuable but can only grow if management focuses on marketing and innovation

	•	Dependence on discounts and allowances (i.e., price) in lieu of advertising and brand building

	•	Only $145 million of SG&A expense is spent on advertising, well below the level spent by the Company’s peers

■	Failed operational execution has further eroded shareholder value

	•	Inefficient layers of entrenched management, bloating costs and stifling innovation

■	Improvements will come from an entrepreneurial approach spearheaded by a reinvigorated Board of Directors

Heinz management has essentially accepted Trian’s Action Plan but set lower performance goals for the Company, further demonstrating that the
Board fails to hold management accountable to the high standards that the
Company’s shareholders deserve.

6

The Trian Action Plan (cont.)

■	Take measures to reduce annual costs by at least $575 million.

	•	Heinz has allowed its SG&A expense to increase more than 300 basis points (as a percentage of net revenue) from 2000–2002 levels

	•	We believe SG&A over this period should have decreased by approximately 200 basis points, given that Heinz has since divested a number of non-core, lower margin businesses

	•	We further believe there is considerable opportunity to reduce cost of sales and increase gross margins

■	Reduce “deals and allowances” by $300 million over time and drive growth by reinvesting these funds in consumer marketing and product innovation.

	•	Heinz has failed to properly invest in its “power” brands and has increasingly competed on price

	•	Management should reduce deals, allowances and other trade spending to retailers by at least $300 million over a period of time and reinvest these funds in the Company’s brands

	•	We believe that these changes would at least double Heinz’s current advertising budget and help grow the market for Heinz’s products

■	Drive profitability by focusing on the key brands and geographies

	•	Non-core, independent brands and geographies could, and perhaps should, be divested

	•	Given the lack of publicly available information on returns by country and product line, we are anxious to better understand the various businesses to help ensure prudent portfolio decisions

■	Enhance total shareholder returns by more aggressively returning capital through increased share repurchases and a higher long-term target dividend payout ratio

7

The Trian Action Plan (cont.)

■	SG&A, in both dollars and as a percentage of net revenue, has increased dramatically while net revenue has decreased by hundreds of millions of dollars

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Source: Historical results based on the Heinz Annual Reports on Form 10-K for the periods ended May 1, 2002 and April 27, 2005. Pro forma fiscal 2006 results based on Heinz’s June 2006 analyst presentation.

Note: Net revenue and SG&A for 2001 reflects the Company’s restated results following implementation of new accounting standards adopted in fiscal 2002 that transferred a portion of trade spending previously classified as part of SG&A into trade spending that reduced net revenue. Beginning in fiscal 2003, net revenue and SG&A reflect the Del Monte spin-off completed in December 2002.  All figures are adjusted to add-back non-recurring expenses and restructuring charges.

8

The Trian Action Plan (cont.)

Heinz: A branded consumer products company

■	Great brands define markets

	•	However, great brands can only be maintained when they are continually invested behind—driving both innovation and pricing power

■	During the past eight years, management has failed to properly invest in its brands. Rather, the Company increasingly competes on price because of failure to drive growth through consumer marketing and product innovation

	•	Only $145 million of SG&A expense was spent on advertising in fiscal 2005, representing 1.6% of net revenue (2006 detail has not yet been made available)

	•	This compares unfavorably to an average of 6% at comparable food companies

	•	In contrast, Heinz spent $2.23 billion on “marketing support recorded as a reduction of revenue” (typically trade spending “deals and allowances” for the retailer)

As a leading branded consumer products company, Heinz must make marketing and innovation its core competency and top priority so that its brands are relevant, top-of-mind and sought after by consumers

Source:	Company’s annual report on Form 10-K for the year ended April 27, 2005; peer average for advertising based on Wall Street equity research and discussion with current and former industry executives.

9

The Trian Action Plan (cont.)

Irrespective of the differences or magnitude between Heinz management’s Superior Value and Growth Plan and Trian’s Action Plan, success will be driven by the ability to execute.

Trian Action Plan—May 2006		Heinz Management Superior Value and Growth—June 2006

■	Take measures to reduce annual costs by $575M	■	Reduce costs to improve margins

■	Reduce “deals and allowances” by $300M		•	Drive efficiency in trade spend

■	Reinvest in consumer marketing and product innovation		•	Integrate global supply chain

■	Focus on key brands and geographies		•	Reduce SG&A costs

■	Return capital through increased share repurchases and higher long-term target dividend payout ratio	■	Grow the core portfolio

			•	Three value-added categories

			•	Focused global markets

		■	Generate cash to deliver superior shareholder value

Trian’s director nominees will seek to effect prudent, thoughtful and methodical decision making, thus enabling management to execute a successful strategic plan for Heinz.

10

Section 3

Lack of Accountability at Heinz

Lack of Accountability at Heinz

Despite management’s repeated promises, shareholder returns have significantly underperformed…

	Total Shareholder Returns(1)

	8-Year(2)	5-Year	3-Year

Heinz(3)	(10.8%)	2.0%	15.7%
Large-Cap Food Index(4)	26.4	42.0	41.0
Mid-Cap Food Index(5)	54.6	46.1	33.8
S&P 500	28.2	1.7	59.2

Heinz Stock Price Performance

20.00

30.00

40.00

50.00

$60.00

1/97

1/98

2/99

2/00

3/01

3/02

4/03

5/04

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6/06

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Project Millenia

March 14, 1997

Project Excel

February 17, 1999

Project Streamline

March 15, 2001

Del Monte Transaction

June 13, 2002

Growth and

Innovation Plan

September 20, 2005

Superior Value

and Growth Plan

June 1, 2006

Rumors surface of

activist involvement

February 6, 2006

11

Lack of Accountability at Heinz (cont.)

Heinz management has consistently failed to turn plans and promises into tangible results, trumpeting performance in the absence of performance

Management Rhetoric = Over-Promise		Actual Results = Under-Deliver

■	Reach $14 – $15 billion of net sales by 2003 (Millennia, 1997)	■	For pro forma fiscal 2006, the Company only generated approximately 60% of targeted sales volume

■	Increase gross profit margins to 42% over several years (Excel, 1999)	■	Gross profit margins are in the mid-high 30% range

■	Achieve up to $490 million of annual cost savings cumulatively (Millennia, 1997; Excel, 1999; Streamline, 2001; Growth and Innovation, 2005)	■	Appears that the Company spent its highest percentage of net sales on SG&A in pro forma fiscal 2006

■	Grow EPS by 10 – 12% (Millennia, 1997), then 8 – 10% (Del Monte, 2002) and then 6 – 8% (Growth and Innovation, 2005)	■	EPS is virtually unchanged since management took control in April 1998

■	Simplify the business by divesting non-core assets (all restructurings)	■	Management has stated their divestiture process is complete—is this credible?

Management Rhetoric = Over-Promise

Actual Results = Under-Deliver

Not Credible

“Superior Value and Growth Plan”

$ 385M in cost savings (including $30 million
for September)

$ 145M in reduced trade spend

$ 1.0B in additional share repurchases

16.7% increase in dividend

10.0% EPS growth

Note: “Millennia,” “Excel,” “Streamline” and “Growth and Innovation” refer to management restructuring initiatives and strategic plans. “Del Monte” refers to the spin-off of assets to Del Monte.

12

Lack of Accountability at Heinz (cont.)

Divestitures and acquisitions have not resulted in any significant value creation for shareholders. As outlined below, the Company sold leading businesses in two of the fastest growing sectors of the food industry – dietary and organic foods

■	Weight Watchers

	•	July, 1999— deemed “not a strategic fit” by Heinz management and sold for $735 million

	•	Today—$4.2 billion market capitalization and enterprise value of almost $5 billion; EBITDA has increased more than three-fold since Heinz sold the business

■	Hain Food Group/Earth’s Best

•

September, 1999/June, 2000—Heinz invested $180 million for a 19.5% stake in order to “thrust Heinz into the natural and organic food segment, which is among the fastest growing in the international food industry”

	•	December, 2005—After already taking a $65 million impairment charge, Heinz took a further loss after selling its stake

	•	Today—Hain trades at a 29% premium to the Heinz sale price

Conclusion: Heinz suffers from a lack of strategic vision that raises serious questions about management’s ability to execute its sixth strategic plan unaided.

13

Lack of Accountability at Heinz (cont.)

Despite multiple restructurings, management has failed to grow the bottom line.

Reported EPS

$2.15

$1.29

$2.47

$1.41

$2.36

$1.82

$2.27

$2.13

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Period during which Heinz management has claimed success

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% of Reported EPS

Net Capital Investment (1999 – 2006E)
1999 – 2006E
Capital expenditures	$2,222
Acquisitions	3,478
Proceeds from Divestitures	(4,551)
Total Writedowns, Costs and Charges from Restructurings	1,942
Total Net Capital Investment	$3,090

Source: Company filings and press releases. 2006 data for Net Capital Investment per Company filings, press releases and Trian estimates.

14

Lack of Accountability at Heinz (cont.)

Despite management’s claim that the last four years have shown improvement, important performance metrics do not bear this out.

■	EBITDA margins have decreased, despite the divestiture of lower-margin businesses

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Source: Historical results based on the Heinz Annual Reports on Form 10-K for each respective fiscal year. Pro forma 2006 results based on Heinz’s June 2006 analyst presentation. All figures are adjusted to add-back non-recurring expenses and restructuring charges.

15

Lack of Accountability at Heinz (cont.)

Heinz needs to be held accountable to shareholders for the execution of its latest restructuring plan.

■

Heinz’s June plan (titled “Superior Value and Growth Plan”) is the sixth major restructuring or strategic plan since 1997, including one (titled “Growth and Innovation Plan”) announced only eight months ago

•

Had management executed on its five prior plans, Heinz stated it would now have sales of approximately $14 to $15 billion, would have achieved approximately $490 million in cost savings (not including savings from the most recent plan of $355 million, which would bring total savings to $845 million) and we believe would have EPS of between $4.00 and $5.00

	•	Instead, the Company recently reported fiscal 2006 sales of $8.6 billion and EPS of $2.10, down from $2.21 in fiscal 2005

■	Management’s current restructuring plan announced on June 1, 2006 bears a significant resemblance to the Trian Action Plan announced on May 23, 2006

	•	However, Heinz management has consistently failed to successfully implement its numerous restructurings in the past

	•	Heinz has also failed to take aggressive action after clearly falling short of publicly stated goals

Heinz management and Board of Directors have not been held accountable for their failure to drive profitability and shareholder value. Trian’s director nominees will seek to effect prudent, thoughtful and methodical decision making, thus enabling management to execute a successful strategic plan for Heinz.

16

Appendices

Appendix A

History of Past Restructuring Plans

History of Past Restructuring Plans

The First Plan: Project Millennia (1997)

“Heinz has launched this bold initiative, which we call Project Millennia, to deliver the 21st Century early and produce unprecedented competitive strength to ride the global growth wave in terms of brand growth, financial performance and enhanced shareholder value.”

H.J. Heinz Company
March 14, 1997

Project Millennia 1997

Expected Annual Cost Savings	$200,000,000
Expected Head Count Reductions	2,500
Writedowns, Costs & Restructuring Charges	$728,000,000

Source: Company SEC filings and press releases.

17

History of Past Restructuring Plans (cont.)

The Second Plan: Operation Excel (1999)

“Operation Excel …. will create the greatest transformation in the history of Heinz”
William R. Johnson,
President and CEO, H.J. Heinz Company
February 17, 1999

“…we are confident that the savings generated by restructuring and the marketing initiatives already underway will generate sustained volume growth and increased shareholder value”

William R. Johnson,
President and CEO, H.J. Heinz Company
May 6, 1999

	Project Millennia 1997	Operation Excel 1999

Expected Annual Cost Savings	$200,000,000	$200,000,000
Expected Head Count Reductions	2,500	3,000–4,000
Writedowns, Costs & Restructuring Charges	$728,000,000	$1,200,000,000

Source: Company SEC filings and press releases.

18

History of Past Restructuring Plans (cont.)

The Third Plan: Project Streamline (2001)

“Our goal is to make all of our global businesses as competitive as possible as Heinz aims to achieve stronger sales and profit growth.”

William R. Johnson,
President, CEO and Chairman, H.J. Heinz Company
March 15, 2001

	Project Millennia 1997	Operation Excel 1999	Project Streamline 2001

Expected Annual Cost Savings	$200,000,000	$200,000,000	$60,000,000
Expected Head Count Reductions	2,500	3,000–4,000	1,900
Writedowns, Costs & Restructuring Charges	$728,000,000	$1,200,000,000	$317,000,000

Source: Company SEC filings and press releases.

19

History of Past Restructuring Plans (cont.)

The Fourth Plan: Del Monte Spinoff (2002)

“Heinz will become a faster-growing, more focused, international food company, targeting consistent earnings per share increases of 8 to 10 percent per year and targeting
3 to 4 percent increases in annual sales following this transition year.”

William R. Johnson, President, CEO and Chairman, H.J. Heinz Company June 13, 2002

	Project Millennia 1997	Operation Excel 1999	Project Streamline 2001	Del Monte Spin-Off 2002

Expected Annual Cost Savings	$ 200,000,000	$ 200,000,000	$ 60,000,000	—
Expected Head Count Reductions	2,500	3,000–4,000	1,900	5,000/100(6)
Writedowns, Costs & Restructuring Charges	$ 728,000,000	$ 1,200,000,000	$ 317,000,000	$ 269,000,000

Source: Company SEC filings and press releases.

20

History of Past Restructuring Plans (cont.)

The Fifth Plan: Growth & Innovation (September 2005)

“Heinz is becoming an even more attractive investment opportunity as we focus on three strong categories where we have the consumer expertise, the leading brands and operational capabilities to generate stronger and higher quality growth in profits and sales.”

William R. Johnson, President, CEO and Chairman, H.J. Heinz Company September 20, 2005

	Project Millennia 1997	Operation Excel 1999	Project Streamline 2001	Del Monte Spin-Off 2002	Growth & Innovation Plan 2005

Expected Annual Cost Savings	$ 200,000,000	$ 200,000,000	$ 60,000,000	—	$ 30,000,000
Expected Head Count Reductions	2,500	3,000–4,000	1,900	5,000/100(6)	—
Writedowns, Costs & Restructuring Charges	$ 728,000,000	$ 1,200,000,000	$ 317,000,000	$ 269,000,000	$ 130,000,000

Source: Company SEC filings and press releases.

21

History of Past Restructuring Plans (cont.)

The Sixth Plan: Superior Value and Growth (June 2006)

“We have the right strategy, the right brands and the right people to drive the business forward. We are in fighting shape to deliver high quality earnings growth by relentlessly attacking non-value added costs and innovating and growing some of the world’s best brands.”

William R. Johnson President, CEO and Chairman, H.J. Heinz Company June 1, 2006 (after release of Trian Action Plan)

	Project Millennia 1997	Operation Excel 1999	Project Streamline 2001	Del Monte Spin-Off 2002	Growth & Innovation Plan 2005	Superior Value & Growth Plan June 2006

Expected Annual Cost Savings	$ 200,000,000	$ 200,000,000	$ 60,000,000	—	$ 30,000,000	$ 355,000,000(7)
Expected Head Count Reductions	2,500	3,000–4,000	1,900	5,000/100(6)	—	2,700
Writedowns, Costs & Restructuring Charges	$ 728,000,000	$ 1,200,000,000	$ 317,000,000	$ 269,000,000	$ 130,000,000	—
Release of Trian
Action Plan May 2006

Conclusion: Does this sound familiar?

Source: Company SEC filings and press releases.

22

THIS PRESENTATION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESENTATION, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF THE TRIAN GROUP, AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO H.J. HEINZ COMPANY (THE “ISSUER”). CERTAIN FINANCIAL INFORMATION AND DATA USED HERE IN HAVE BEEN DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) BY THE ISSUER OR OTHER COMPANIES THE TRIAN GROUP CONSIDERS COMPARABLE.

THE TRIAN GROUP HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION INDICATED HEREIN AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENTS OR INFORMATIONSHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. NO WARRANTY IS MADE THAT DATA OR INFORMATION, WHETHER DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SEC OR FROM ANY THIRD PARTY, ARE ACCURATE.

THE TRIAN GROUP SHALL NOT BE RESPONSIBLE OR HAVE ANY LIABILITY FOR ANY MISINFORMATION CONTAINED IN ANY SEC FILING OR THIRD PARTY REPORT. THERE IS NO ASSURANCE OR GUARANTEE WITH RESPECT TO THE PRICES AT WHICH ANY SECURITIES OF THE ISSUER WILL TRADE, AND SUCH SECURITIES MAY NOT TRADE AT PRICES THAT MAY BE IMPLIED HEREIN. THE ESTIMATES, PROJECTIONS, PRO FORMA INFORMATION AND POTENTIAL IMPACT OF THE TRIAN GROUP’S ACTION PLAN SET FORTH HEREIN ARE BASED ON ASSUMPTIONS WHICH THE TRIAN GROUP BELIEVE TO BE REASONABLE, BUT THERE CAN BE NO ASSURANCE OR GUARANTEE THAT ACTUAL RESULTS OR PERFORMANCE OF THE ISSUER WILL NOT DIFFER, AND SUCH DIFFERENCES MAY BE MATERIAL. THIS PRESENTATION DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. MEMBERS OF THE TRIAN GROUP RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME AS THEY DEEM APPROPRIATE. THE TRIAN GROUP DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

UNDER NO CIRCUMSTANCES IS THIS PRESENTATION TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY. MEMBERS OF THE TRIAN GROUP CURRENTLY HOLD SHARES OF COMMON STOCK REPRESENTING AN AGGREGATE OWNERSHIP OF APPROXIMATELY 5.4% OF THE OUTSTANDING COMMON STOCK OF THE ISSUER. THE TRIAN GROUP MANAGES FUNDS AND ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING – BUYING AND SELLING – PUBLIC SECURITIES. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE MEMBERS OF THE TRIAN GROUP FROM TIME TO TIME TO SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES. THE MEMBERS OF THE TRIAN GROUP ALSO RESERVE THE RIGHT TO TAKE ANY ACTIONS WITH RESPECT TO THEIR INVESTMENTS IN THE ISSUER AS THEY MAY DEEM APPROPRIATE, INCLUDING, BUT NOT LIMITED TO, COMMUNICATING WITH MANAGEMENT OF THE ISSUER, THE BOARD OF DIRECTORS OF THE ISSUER AND OTHER INVESTORS OR CONDUCTING A PROXY SOLICITATION WITH RESPECT TO THE ELECTION OF PERSONS TO THE BOARD OF DIRECTORS OF THE ISSUER.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY TRIAN FUND MANAGEMENT, L.P., SANDELL ASSET MANAGEMENT CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES AND NOMINEES (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE SHAREHOLDERS OF H. J. HEINZ COMPANY FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF H. J. HEINZ COMPANY WHEN AND IF THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF H. J. HEINZ COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING INNISFREE M&A INCORPORATED BY TELEPHONE AT 1-877-456-3442 OR BY E-MAIL AT INFO@INNISFREEMA.COM. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED BY THE PARTICIPANTS WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2006.

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Endnotes

(1)

Total Shareholder Returns reflect changes in share price plus dividends. All share prices used to calculate Total Shareholder Returns throughout this presentation are as of February 6, 2006. From February 6, 2006 through June 9, 2006, the Company’s share price rose 22%. During that time period, we believe nothing material changed at the Company operationally or strategically. In addition, February 6, 2006 marked the beginning of a period during which the Company’s average daily trading volume rose significantly above historical levels and, on or about that time, rumors began to spread of activist involvement in the stock. Therefore, we do not believe that shareholder returns since February 6, 2006 are reflective of fundamental changes in the performance of the Company or actions of management.

(2)	As of April 30, 1998, when current management began its tenure.

(3)	Adjusted to reflect the value of Del Monte shares received by Heinz shareholders upon completion of the transaction in December 2002.

(4)	Includes Conagra Foods Inc., Campbell Soup Co., General Mills Inc., Hershey Co., Kellogg Co., Sara Lee Corp., Wm. Wrigley Jr. Company, Unilever NV, Cadbury Schweppes PLC, Nestle NA, and Group Danone.

(5)	Includes Hain Celestial Group, The J.M. Smucker Company, Lance Inc., McCormick & Company Inc., NBTY Inc., Ralcorp Holdings Inc. and Tootsie Roll Industries Inc.

(6)	Approximately 5,000 Heinz employees were to be transferred to Del Monte and less than 100 jobs throughout the Heinz US and Canadian operations were to be eliminated per Heinz 8-K dated June 12, 2002.

(7)	The $355 million in savings is incremental to the $30 million from the September 2005 plan.

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